Exhibit 99.3

PART I. FINANCIAL INFORMATION
FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
Assets:
Cash and due from banks	$76,633	$60,787
Interest-earning deposits in other banks	123,876	55,134
Cash and cash equivalents	200,509	115,921
Investment securities:
Available for sale debt securities, at fair value	2,275,703	2,030,696
Preferred stock and other equity securities, at fair value	71,015	90,107
Federal Home Loan Bank and other bank stock, at cost	65,847	56,881
Total investment securities	2,412,565	2,177,684
Loans held for sale	980	12,736
Loans:
New loans	8,629,402	7,661,385
Acquired loans	687,406	316,399
Allowance for loan losses	(53,148)	(47,145)
Loans, net	9,263,660	7,930,639
Premises and equipment, net	42,645	36,144
Other real estate owned	10,534	14,906
Goodwill	139,529	81,204
Core deposit intangible	7,213	3,668
Deferred tax assets, net	40,743	27,043
Bank-owned life insurance	215,421	201,069
Other assets	99,557	76,065
Total assets	$12,433,356	$10,677,079
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$1,577,741	$1,236,685
Interest-bearing	4,225,178	4,830,525
Total transaction accounts	5,802,919	6,067,210
Time deposits	4,353,196	2,606,717
Total deposits	10,156,115	8,673,927
Borrowings (including FHLB advances of $750,000 and $670,000, respectively)	825,558	749,113
Other liabilities	74,197	74,867
Total liabilities	11,055,870	9,497,907
Commitments and contingencies (Note 13)
Stockholders’ Equity:
Class A common stock, par value $0.001 per share; 100 million shares authorized; 49,537,170; 47,065,593 issued and 46,809,305; 44,371,104 outstanding	50	47
Class B common stock, par value $0.001 per share; 50 million shares authorized; 192,132; 192,132 issued and 0; 0 outstanding	—	—
Additional paid-in capital	1,040,358	933,960
Retained earnings	439,233	313,645
Accumulated other comprehensive income (loss)	(24,782)	8,893
Treasury stock, at cost; 2,727,865; 2,694,489 Class A and 192,132; 192,132 Class B common shares	(77,373)	(77,373)
Total stockholders’ equity	1,377,486	1,179,172
Total liabilities and stockholders’ equity	$12,433,356	$10,677,079
The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Interest income:
Interest and fees on loans	$104,137	$76,465	$290,352	$214,570
Interest and dividends on investment securities	24,425	20,215	68,722	57,697
Other interest income	448	136	1,052	344
Total interest income	129,010	96,816	360,126	272,611
Interest expense:
Interest on deposits	33,300	17,134	85,397	46,277
Interest on borrowings	3,072	3,901	9,089	8,996
Total interest expense	36,372	21,035	94,486	55,273
Net interest income	92,638	75,781	265,640	217,338
Provision for loan losses	2,220	2,871	5,801	6,629
Net interest income after provision for loan losses	90,418	72,910	259,839	210,709
Noninterest income:
Service charges and fees	1,266	941	3,503	2,758
Loan and other fees	5,043	2,831	13,261	8,374
Bank-owned life insurance income	1,439	1,422	4,228	4,250
Income from resolution of acquired assets	202	466	603	1,548
Gain (loss) on sales of other real estate owned	(70)	(143)	43	(121)
Gain (loss) on investment securities	(184)	690	(1,472)	1,722
Other noninterest income	1,068	2,218	3,775	8,754
Total noninterest income	8,764	8,425	23,941	27,285
Noninterest expense:
Salaries and employee benefits	23,023	20,860	68,700	62,843
Occupancy and equipment expenses	4,012	3,283	11,872	10,016
Loan and other real estate related expenses	545	837	2,950	3,252
Professional services	3,929	1,390	7,335	4,250
Data processing and network	3,911	3,397	11,494	9,452
Regulatory assessments and insurance	2,564	2,330	7,257	6,691
Amortization of intangibles	371	256	1,035	768
Marketing and promotions	1,768	1,130	4,930	3,423
Other operating expenses	2,205	1,756	6,842	4,880
Total noninterest expense	42,328	35,239	122,415	105,575
Income before income tax expense	56,854	46,096	161,365	132,419
Income tax expense	13,374	13,936	35,052	26,189
Net income	$43,480	$32,160	$126,313	$106,230
Earnings per share:
Basic	$0.93	$0.74	$2.73	$2.49
Diluted	$0.89	$0.70	$2.61	$2.31
Weighted average shares outstanding:
Basic	46,693,707	43,333,947	46,213,176	42,580,426
Diluted	48,804,871	46,189,468	48,472,657	45,960,595
The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$43,480	$32,160	$126,313	$106,230
Other comprehensive income (loss):
Unrealized gains (losses) on available for sale debt securities:
Net unrealized holding gains (losses) on investment securities available for sale, net of taxes of $2,768, $369, $12,017, and $(12,131) respectively	(8,327)	(598)	(36,146)	19,519
Reclassification adjustment for realized (gains) losses on investment securities available for sale included in net income, net of taxes of $(418), $540, $(144), and $787, respectively	1,259	(869)	433	(1,267)
Cumulative adjustment from adoption of new accounting standards (1)	—	—	725	—
Net change in unrealized gains (losses) on available for sale debt securities	(7,068)	(1,467)	(34,988)	18,252
Unrealized gains (losses) on derivative instruments:
Net unrealized holding gains (losses) on derivative instruments, net of taxes of $(406), $0, $(437), and $0, respectively	1,220	—	1,313	—
Net change in unrealized gains (losses) on derivative instruments	1,220	—	1,313	—
Net change in accumulated other comprehensive income (loss)	(5,848)	(1,467)	(33,675)	18,252
Total comprehensive income (loss)	$37,632	$30,693	$92,638	$124,482
(1) Includes adjustments from adoption of ASU 2016-01 and ASU 2018-02. See Note 1 for additional information.
The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
(Dollars in thousands, except for share data)

	Common Stock Shares Outstanding		Common Stock Issued		Additional Paid-in Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Class A	Class B	Class A	Class B
Balance as of January 1, 2017	40,969,097	197,950	$44	$—	$875,314	$188,451	$(77,373)	$(3,995)	$982,441
Net income	—	—	—	—	—	106,230	—	—	106,230
Exchange of B shares to A shares	197,950	(197,950)	—	—	—	—	—	—	—
Stock-based compensation and warrant expense	—	—	—	—	5,970	—	—	—	5,970
Stock issued in connection with equity awards and warrants	2,561,255	—	2	—	43,221	—	—	—	43,223
Other	—	—	—	—	(43)	—	—	—	(43)
Other comprehensive income (loss)	—	—	—	—	—	—	—	18,252	18,252
Balance as of September 30, 2017	43,728,302	—	$46	$—	$924,462	$294,681	$(77,373)	$14,257	$1,156,073
Balance as of January 1, 2018	44,371,104	—	$47	$—	$933,960	$313,645	$(77,373)	$8,893	$1,179,172
Net income	—	—	—	—	—	126,313	—	—	126,313
Cumulative adjustment from adoption of new accounting standards (1)	—	—	—	—	—	(725)	—	725	—
Stock issued in connection with acquisition	1,754,362	—	2	—	94,120	—	—	—	94,122
Stock-based compensation and warrant expense	—	—	—	—	6,635	—	—	—	6,635
Stock issued in connection with equity awards and warrants	724,486	—	1	—	8,059	—	—	—	8,060
Shares surrendered for tax withholding obligations	(40,647)	—	—	—	(2,066)	—	—	—	(2,066)
Other	—	—	—	—	(350)	—	—	—	(350)
Other comprehensive income (loss)	—	—	—	—	—	—	—	(34,400)	(34,400)
Balance as of September 30, 2018	46,809,305	—	$50	$—	$1,040,358	$439,233	$(77,373)	$(24,782)	$1,377,486
(1) Includes $1.0 million from adoption of ASU 2016-01 and $(1.7) million from adoption of ASU 2018-02. See Note 1 for additional information.
The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash Flows From Operating Activities:
Net income	$126,313	$106,230
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for loan losses	5,801	6,629
Amortization of intangible assets	1,035	768
Depreciation and amortization of premises and equipment	2,811	2,674
Accretion of discount on loans	(2,051)	(693)
Net amortization (accretion) of premium (discount) on investment securities	1,802	1,547
Net amortization (accretion) of premium (discount) on time deposits	(207)	—
Net amortization (accretion) on FHLB advances and other borrowings	—	(846)
Impairment of other real estate owned	1,097	437
Impairment of fixed assets HFS	110	—
(Gain) loss on available for sale debt securities	355	(1,722)
(Gain) loss on sale of loans	(660)	(3,835)
(Gain) loss on sale of other real estate owned	(43)	121
(Gain) loss on sale of premises and equipment	13	(7)
Unrealized (gain) loss on preferred stock and other equity securities	1,117	—
Stock-based compensation	6,635	5,970
Increase in cash surrender value of BOLI	(4,228)	(4,250)
Net change in operating assets and liabilities:
Net change in loans held for sale	1,641	8,353
Net change in other assets	(39)	(10,164)
Net change in other liabilities	7,017	25,094
Net cash provided by operating activities	148,519	136,306
Cash Flows From Investing Activities:
Purchase of equity securities	(42)	—
Purchase of available for sale debt securities	(635,501)	(656,982)
Sale of equity securities	18,016	—
Sales of available for sale debt securities	77,705	113,862
Paydown and maturities of available for sale debt securities	259,925	336,303
Purchase of FHLB and other bank stock	(95,966)	(121,995)
Sales of FHLB and other bank stock	90,441	111,813
Cash received in acquisition	16,656	—
Net change in loans	(919,001)	(1,094,190)
Purchase of loans	(7,382)	(2,782)
Proceeds from sale of loans	26,015	234,518
Proceeds from sale of other real estate owned	3,686	2,871
Purchase of premises and equipment	(7,064)	(1,790)
Proceeds from the sale of premises and equipment	1,054	34
Proceeds from life insurance	365	3,016
Net cash used in investing activities	(1,171,093)	(1,075,322)
Cash Flows From Financing Activities:
Net change in deposits	1,100,062	800,422
Net change in FHLB advances	8,596	195,750
Net change in repurchase agreements	(5,540)	(71,785)
Cash paid for withholding taxes on share based payments	(3,666)	—
Exercise of stock options and warrants	8,060	43,223
Other financing costs	(350)	(43)
Net cash provided by financing activities	1,107,162	967,567
Net Change in Cash and Cash Equivalents	84,588	28,551
Cash and Cash Equivalents at Beginning of Period	115,921	83,876
Cash and Cash Equivalents at End of Period	$200,509	$112,427

Supplemental Disclosures of Cash Flow Information:
Interest paid	$92,427	$55,177
Income taxes paid	24,159	6,122
Supplemental disclosure of noncash investing and financing activities:
Transfer/adjustments of loans to other real estate owned	$266	$1,800
Transfers from loans held for sale to portfolio loans	10,683	—
(Purchase) sale of investment securities settled in subsequent period, net	(63,756)	6,214
See Note 2 regarding non-cash transactions included in the acquisition
The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
General
The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all information and notes to the consolidated financial statements necessary for a complete presentation of financial position, results of operations, comprehensive income and cash flows in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should be read in conjunction with the audited consolidated financial statements and the notes thereto for FCB Financial Holdings, Inc. (the “Company”) previously filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation, have been included. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full year or any other interim period.
Nature of Operations
The Company is a national bank holding company with two wholly-owned subsidiaries: (i) Florida Community Bank, N.A., a national bank (“Florida Community Bank” or the “Bank”); and (ii) Floridian Custody Services, Inc. ("Custody Services"). Florida Community Bank, headquartered in Weston, Florida, offers a comprehensive range of traditional banking products and services to individual and corporate customers through 51 banking centers located in Florida as of September 30, 2018. Custody Services, headquartered in Davie, Florida, provides clearing and custodian services to deposit brokers and their clients.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, Custody Services and Florida Community Bank, and the Bank’s subsidiaries, which consist of a group of real estate holding companies. Intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates
The Company’s financial reporting and accounting policies conform to U.S. GAAP. The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Material estimates subject to significant change include the allowance for loan losses, valuation of and accounting for acquired loans, the carrying value of OREO, the fair value of financial instruments, the valuation of goodwill and other intangible assets, acquisition-related fair value computations, stock-based compensation and deferred taxes.
Recently Adopted Accounting Pronouncements
In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which superseded the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Accounting Standards Codification. Under ASU No. 2014-09, revenue should be recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the guidance, an entity should 1) identify the contract(s) with a customer, 2) identify the performance obligations in the contract, 3) determine the transaction price, 4) allocate the transaction price to the performance obligations in the contract, and 5) recognize revenue when the entity satisfies a performance obligation. This guidance should be applied to all contracts with customers except those that are within the scope of other standards. This ASU became effective for the quarter ended March 31, 2018. The Company elected to adopt the new guidance under the modified retrospective approach. Since the Company's revenue is comprised primarily of net interest income from financial instruments that are within the scope of other standards, including loans and securities, the new guidance did not have a material impact upon adoption. In addition, the adoption of this guidance did not result in any material changes to the method of revenue recognition on the components of noninterest income. Accordingly, the adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In May 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing.” The amendments in this ASU do not change the core principle of the guidance in Topic 606. Rather, the amendments in this ASU clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The amendments in this ASU affect the guidance in ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. This ASU became effective for the quarter ended March 31, 2018. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.
In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients.” The amendments in this ASU do not change the core principle of the guidance in Topic 606. Rather, the amendments in this ASU clarify the guidance on assessing collectability, presentation of sales taxes, noncash consideration, and completed contracts and contract modifications at transition. The amendments in this ASU affect the guidance in ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)". This ASU became effective for the quarter ended March 31, 2018. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.
In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” which:

•
Requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income.

•
Simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. When a qualitative assessment indicates that impairment exists, an entity is required to measure the investment at fair value.

•
Eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet.

•	Requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes.

•
Requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

•
Requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements.

•	Clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets.
An entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The amendments related to equity securities without readily determinable fair values (including disclosure requirements) should be applied prospectively to equity investments that exist as of the date of adoption of the ASU. This ASU became effective the for the quarter ended March 31, 2018. As of January 1, 2018, the Company had equity securities in a net pre-tax unrealized gain position of $1.6 million for which $1.0 million, the tax effected balance, was reclassified from other comprehensive income to beginning retained earnings at adoption.
In August 2016, the FASB issued ASU No. 2016-15, "Statement of cash flows (Topic 230): Classification of certain cash receipts and cash payments." The objective of this guidance is to reduce the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. This ASU addresses the following eight specific cash flow issues: Debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (COLIs) (including bank-owned life insurance policies (BOLIs)); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. This ASU became effective for the quarter ended March 31, 2018. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.
In October 2016, the FASB issued ASU No. 2016-16, "Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory." The objective of issuing this ASU is to improve the accounting for the income tax consequences of intra-entity transfers of assets other than inventory. Current GAAP prohibits the recognition of current and deferred income taxes for an intra-entity asset transfer until the asset has been sold to an outside party. This prohibition on recognition is an exception to the principle of comprehensive recognition of current and deferred income taxes in GAAP. As such, the Board decided that an entity should recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. Consequently, the amendments in this guidance eliminate the exception for an intra-entity transfer of an asset other than inventory. This ASU became effective for the quarter ended March 31, 2018. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.
In November 2016, the FASB issued ASU No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force)." The amendments in this ASU require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this ASU do not provide a definition of restricted cash or restricted cash equivalents. This ASU became effective for the quarter ended March 31, 2018. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.
In February 2017, the FASB issued ASU No. 2017-05, "Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets." The FASB is issuing this ASU to clarify the scope of Subtopic 610-20, Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets, and to add guidance for partial sales of nonfinancial assets. The amendments in this ASU will require all entities to account for the derecognition of a business or nonprofit activity in accordance with Topic 810. The amendments also eliminate several accounting differences between transactions involving assets and transactions involving businesses. This ASU became effective for the quarter ended March 31, 2018. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.
In May 2017, the FASB issued ASU No. 2017-09, "Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting." This ASU provides clarity when applying the guidance in Topic 718, specifically relating to a modification of a share-based payment award. Entities should treat changes as modifications unless the fair value, vesting conditions, and classification of the modified awards are unchanged from the conditions immediately before the change. This ASU became effective for the quarter ended March 31, 2018. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In August 2017, the FASB issued ASU No. 2017-12, "Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities." This ASU improves the financial reporting of hedging relationships to better portray the economic results of an entity’s risk management activities in its financial statements and makes certain targeted improvements to simplify the application of the hedge accounting guidance in current GAAP. The amendments in this update better align an entity's risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and presentation of hedge results. The Company early adopted ASU 2017-12 during the quarter ended March 31, 2018. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.
In February 2018, the FASB issued ASU 2018-02, “Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.”  This ASU seeks to help entities reclassify certain stranded income tax effects in accumulated other comprehensive income resulting from the Tax Cuts and Jobs Act of 2017 (Tax Reform Act), enacted on December 22, 2017.  ASU 2018-02 was issued in response to concerns regarding current guidance in GAAP that requires deferred tax liabilities and assets to be adjusted for the effect of a change in tax laws or rates with the effect included in income from continuing operations in the reporting period that includes the enactment date, even in situations in which the related income tax effects of items in accumulated other comprehensive income were originally recognized in other comprehensive income, rather than net income, and as a result the stranded tax effects would not reflect the appropriate tax rate.  ASU 2018-02 allows an entity to make a reclassification from accumulated other comprehensive income to retained earnings for the stranded tax effects, which is the difference between the historical corporate income tax rate of 35.0% and the newly enacted corporate income tax rate of 21.0%.  The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 31, 2018; however, public business entities are allowed to early adopt ASU 2018-02 in any interim period for which the financial statements have not yet been issued.  ASU 2018-02 may be applied either at the beginning of the period (annual or interim) of adoption or retrospectively to each of the period(s) in which the effect of the change in the U.S. federal corporate tax rate in the Tax Reform Act is recognized.  As a result of the re-measurement of the Company's deferred tax assets following the enactment of the Tax Reform Act, accumulated other comprehensive income included $1.7 million of stranded tax effects at December 31, 2017.  The Company early adopted ASU 2018-02 during the quarter ended March 31, 2018 and made the election to reclassify the stranded tax effects from accumulated other comprehensive income to retained earnings at the beginning of the period of adoption.
Recently Issued Accounting Pronouncements
In January 2018, the FASB issued ASU No. 2018-01, "Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842." This ASU provides an optional transition practical expedient to not evaluate under Topic 842, existing or expired land easements that were not previously accounted for as leases under the current leases guidance in Topic 840. An entity that elects this practical expedient should evaluate new or modified land easements under Topic 842 beginning at the date that the entity adopts Topic 842. An entity that does not elect this practical expedient should evaluate all existing or expired land easements in connection with the adoption of the new lease requirements in Topic 842 to assess whether they meet the definition of a lease. The amendments in this guidance affect the amendments in ASU 2016-02, which are not yet effective but may be early adopted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in ASU 2016-02. An entity that early adopted Topic 842 should apply the amendments in this ASU upon issuance. Management does not intend to early adopt this guidance. The Company does not believe the adoption of this guidance will have a material impact on its consolidated financial position, results of operations or cash flows.
In June 2018, the FASB issued ASU 2018-07, "Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting." The amendments of this ASU expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company does not believe the adoption of this guidance will have a material impact on its consolidated financial position, results of operations or cash flows.
In July 2018, the FASB issued ASU 2018-11, "Leases (Topic 842): Targeted Improvements." The amendments of this ASU provide another transition method for the adoption of the new leases standard. Currently, entities are required to adopt the new leases standard using a modified retrospective transition method. The amendments of this ASU provide another transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Additionally, this ASU also provides lessors a practical expedient to not separate nonlease components from the associated lease component, similar to the expedient provided for lessees. The amendments related to separating components of a contract affect the amendments in ASU 2016-02, which are not yet effective but can be early adopted. For entities that have not adopted Topic 842 before the issuance of this ASU, the effective date and transition requirements for the amendments in this ASU related to separating components of a contract are the same as the effective date and transition requirements in ASU 2016-02. Management does not intend to early adopt this guidance. The Company does not believe the adoption of this guidance will have a material impact on its consolidated financial position, results of operations or cash flows.
In August 2018, the FASB issued ASU 2018-13, "Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement." The amendments of this ASU modify the disclosure requirements about recurring or nonrecurring fair value measurements required under Topic 820, Fair Value Measurement, and require additional disclosures related to unrealized gains and losses included in other comprehensive income. The amendments in this ASU are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this ASU. An entity is permitted to early adopt any removed or modified disclosures upon issuance of this ASU and delay adoption of the additional disclosures until their effective date. The Company does not believe the adoption of this guidance will have a material impact on its consolidated financial position, results of operations or cash flows.
In August 2018, the FASB issued ASU 2018-15, "Intangibles - Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract." The amendments in this ASU align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). The amendments in this ASU are effective for public business entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption of the amendments in this ASU is permitted, including adoption in any interim period, for all entities. The amendments in this ASU should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company does not believe the adoption of this guidance will have a material impact on its consolidated financial position, results of operations or cash flows.
NOTE 2. BUSINESS ACQUISITIONS
On March 1, 2018, the Company acquired 100% of the outstanding common stock of Floridian Community Holdings, Inc., ("Floridian") the parent company of Floridian Community Bank and Floridian Custody Services, Inc. Under the terms of the acquisition, each share of Floridian common stock was converted into 0.4584 shares of FCB Class A common stock at the effective date. A total of 1,754,362 shares of FCB Class A common stock were issued to holders of Floridian common stock. The Company also paid cash of $7 thousand for fractional shares resulting from the application of the exchange ratio. In addition, the Company incurred a liability of $5.2 million related to Floridian's outstanding stock options that were settled in cash subsequent to the acquisition. The Floridian acquisition will (i) expand the Company's business within demographically attractive markets in southeast Florida; (ii) increase the Company's core deposit base, an important funding source; and (iii) provide the opportunity to sell the Company's broad array of products to Floridians' client base, among other benefits. The results of operations were included in the Company's results beginning on March 1, 2018, the date of acquisition. The fair value of the common shares issued as part of the consideration paid for Floridian was determined using the closing price of the Company's common shares on February 28, 2018. Floridian had total assets of $506.8 million, total liabilities of $465.8 million and operated 5 full-service branches in South Florida as of March 1, 2018. Goodwill of $58.3 million was recognized in the transaction. None of the goodwill recognized is expected to be deductible for income tax purposes.
The Company determined that the acquisition of Floridian constituted a business combination as defined by ASC Topic 805, “Business Combinations”. The acquisition was not considered to be a significant business combination. The assets acquired and liabilities assumed were recorded at their fair values on the date of acquisition. Fair values were determined in accordance with the guidance provided in ASC Topic 820, “Fair Value Measurements”. In many cases, the determination of fair value required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The Company utilized the assistance of third-party advisors in the determination of fair value for loans, deposits, other real estate owned and deferred tax assets acquired. The Company may incur losses on the acquired loans that are materially different from losses the Company originally projected.
The Company recorded adjustments to the preliminary fair value estimates in the reporting period in which the adjustments were determined. During the nine months ended September 30, 2018, the Company recorded adjustments to the preliminary fair value estimates resulting in a decrease in assets acquired of $858 thousand, liabilities assumed of $1.1 million, and goodwill of $255 thousand. The adjustments were primarily related to a reduction in the estimated fair value of an assumed liability and other receivables. As of September 30, 2018, the Company has finalized its valuation of the Floridian acquisition.

The following table presents a summary of the assets acquired and liabilities assumed in the Floridian acquisition recorded at fair value:

	Acquisition Date Fair Value	Measurement Period Adjustments	Adjusted Acquisition Date Fair Value
	(Dollars in thousands)
Consideration transferred:
Common stock issued	$94,122	$—	$94,122
Liability incurred related to settlement of outstanding stock options	5,198	—	5,198
Total consideration transferred	99,320	—	99,320
Fair value of assets acquired:
Cash and cash equivalents	16,699	(43)	16,656
Investment securities	38,772	—	38,772
Loans	425,894	—	425,894
Other real estate owned	113	(2)	111
Core deposit intangible	4,580	—	4,580
Fixed assets	3,425	—	3,425
Deferred tax asset, net	5,043	(239)	4,804
Bank-owned life insurance	10,489	—	10,489
Other assets	2,678	(574)	2,104
Total identifiable assets acquired	507,693	(858)	506,835
Fair value of liabilities assumed:
Deposits	382,333	—	382,333
FHLB advances and other borrowings	73,389	—	73,389
Other liabilities	11,231	(1,113)	10,118
Total liabilities assumed	466,953	(1,113)	465,840
Fair value of net assets acquired	40,740	255	40,995
Goodwill resulting from acquisition	$58,580	$(255)	$58,325

On July 24, 2018, the Company announced the entry into a definitive merger agreement under which it will be acquired by Columbus, Georgia based Synovus Financial Corp. ("Synovus"). Under the terms of the merger agreement, the Company’s shareholders will receive a fixed ratio of 1.055 shares of Synovus common stock for each common share of the Company in an all-stock transaction. The merger agreement has been unanimously approved by both companies’ Boards of Directors and is subject to customary closing conditions, including approval by the shareholders of both companies and by state and federal bank regulators. The Company and Synovus filed notices and applications to obtain the necessary regulatory approvals on August 22, 2018. The Georgia Department of Banking and Finance approvals were received on September 25, 2018.

On October 9, 2018, an action captioned Stephen Bushansky v. FCB Financial Holdings, Inc. et al., Case 1:18-cv-62399-BB, was filed in the United States District Court, Southern District of Florida on behalf of a purported class of FCB’s stockholders against FCB and its current directors. This complaint alleges violations of Sections 14(a) and 20(a) of the Exchange Act. The action seeks, among other things, to enjoin the defendants from consummating the merger until additional information is disclosed to FCB’s stockholders in advance of the FCB special meeting or to rescind the merger or recover damages to the extent the merger is completed.

On October 11, 2018, an action captioned Paul Parshall v. FCB Financial Holdings, Inc. et al., Case 1:18-cv-01570-LPS, was filed in the United States District Court for the District of Delaware on behalf of a purported class of FCB’s stockholders against FCB, its current directors, Synovus and Merger Sub, alleging violations of Sections 14(a) and 20(a) of the Exchange Act. The action seeks, among other things, to cause defendants to disseminate adequate disclosures, to enjoin defendants from consummating the merger, and to rescind the merger or recover damages to the extent the merger is completed. The court has not acted on either of these complaints, and no relief has been granted as of this time.

NOTE 3. INVESTMENT SECURITIES
The amortized cost, gross unrealized gains and losses and approximate fair values of available for sale debt securities are as follows:

	Amortized Cost	Unrealized		Fair Value
September 30, 2018		Gains	Losses
	(Dollars in thousands)
Available for sale debt securities:
U.S. Government agencies and sponsored enterprises obligations	$86,941	$—	$2,709	$84,232
U.S. Government agencies and sponsored enterprises mortgage-backed securities	627,668	9	23,519	604,158
State and municipal obligations	24,485	66	1,669	22,882
Asset-backed securities	780,250	330	2,258	778,322
Corporate bonds and other debt securities	791,130	7,609	12,630	786,109
Total available for sale debt securities	$2,310,474	$8,014	$42,785	$2,275,703

	Amortized Cost	Unrealized		Fair Value
December 31, 2017		Gains	Losses
	(Dollars in thousands)
Available for sale debt securities: (1)
U.S. Government agencies and sponsored enterprises obligations	$43,471	$38	$671	$42,838
U.S. Government agencies and sponsored enterprises mortgage-backed securities	600,310	1,716	6,789	595,237
State and municipal obligations	26,766	125	719	26,172
Asset-backed securities	608,340	2,306	100	610,546
Corporate bonds and other debt securities	738,994	18,222	1,313	755,903
Total available for sale debt securities	$2,017,881	$22,407	$9,592	$2,030,696
(1) To allow for improved comparability, prior year presentation has been modified to remove preferred stock and other equity securities in connection with the adoption of ASU 2016-01.
As part of the Company’s liquidity management strategy, the Company pledges loans and securities to secure borrowings from the Federal Home Loan Bank of Atlanta ("FHLB") and the Federal Reserve Bank of Atlanta ("FRB"). The Company also pledges securities to collateralize public deposits, repurchase agreements and interest rate swaps. The carrying value of all pledged securities totaled $950.4 million and $834.9 million at September 30, 2018 and December 31, 2017, respectively.
The amortized cost and estimated fair value of available for sale debt securities, by contractual maturity, are as follows:

September 30, 2018	Amortized Cost	Fair Value
	(Dollars in thousands)
Available for sale debt securities:
Due in one year or less	$57,430	$57,475
Due after one year through five years	290,655	287,076
Due after five years through ten years	138,696	135,574
Due after ten years	328,834	328,866
U.S. Government agencies and sponsored enterprises obligations, mortgage-backed securities and asset-backed securities	1,494,859	1,466,712
Total available for sale debt securities	$2,310,474	$2,275,703
For purposes of the maturity table, U.S Government agencies and sponsored enterprises obligations, agency mortgage-backed securities and asset-backed securities, the principal of which are repaid periodically, are presented as a single amount. The expected lives of these securities will differ from contractual maturities because borrowers may have the right to prepay the underlying loans with or without prepayment penalties.

The following tables present the estimated fair values and gross unrealized losses on available for sale debt securities, aggregated by investment category and length of time individual securities have been in a continuous unrealized loss position as of the periods presented:

	Less than 12 Months		12 Months or More		Total
September 30, 2018	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(Dollars in thousands)
Available for sale debt securities:
U.S. Government agencies and sponsored enterprises obligations	$51,529	$906	$32,703	$1,803	$84,232	$2,709
U.S. Government agencies and sponsored enterprises mortgage-backed securities	279,436	8,128	300,994	15,391	580,430	23,519
State and municipal obligations	—	—	20,772	1,669	20,772	1,669
Asset-backed securities	348,117	2,196	7,002	62	355,119	2,258
Corporate bonds and other debt securities	391,610	8,486	91,574	4,144	483,184	12,630
Total available for sale debt securities	$1,070,692	$19,716	$453,045	$23,069	$1,523,737	$42,785

	Less than 12 Months		12 Months or More		Total
December 31, 2017	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(Dollars in thousands)
Available for sale debt securities: (1)
U.S. Government agencies and sponsored enterprises obligations	$31,518	$268	$7,157	$403	$38,675	$671
U.S. Government agencies and sponsored enterprises mortgage-backed securities	207,735	1,836	175,810	4,953	383,545	6,789
State and municipal obligations	192	2	23,813	717	24,005	719
Asset-backed securities	36,542	100	—	—	36,542	100
Corporate bonds and other debt securities	186,052	1,240	10,842	73	196,894	1,313
Total available for sale debt securities	$462,039	$3,446	$217,622	$6,146	$679,661	$9,592
(1) To allow for improved comparability, prior year presentation has been modified to remove preferred stock and other equity securities in connection with the adoption of ASU 2016-01.

At September 30, 2018, the Company’s security portfolio consisted of 355 securities, of which 245 securities were in an unrealized loss position. A total of 137 were in an unrealized loss position for less than 12 months. The unrealized losses for these securities resulted primarily from changes in interest rates and spreads.
The Company monitors its investment securities for other-than-temporary-impairment ("OTTI"). Impairment is evaluated on an individual security basis considering numerous factors, and their relative significance. The Company has evaluated the nature of unrealized losses in the investment securities portfolio to determine if OTTI exists. The unrealized losses relate to changes in market interest rates and market conditions that do not represent credit-related impairments. Furthermore, the Company does not intend to sell nor is it more likely than not that it will be required to sell these investments before the recovery of their amortized cost basis. Management has completed an assessment of each security in an unrealized loss position for credit impairment and has determined that no individual security was other-than-temporarily impaired at September 30, 2018. The following describes the basis under which the Company has evaluated OTTI:
U.S. Government Agencies and Sponsored Enterprises Obligations and Agency Mortgage-Backed Securities (“MBS”):
The unrealized losses associated with U.S. Government agencies and sponsored enterprises obligations and agency MBS are primarily driven by changes in interest rates. These securities have either an explicit or implicit U.S. government guarantee.

Asset-Backed Securities and Corporate Bonds & Other Debt Securities:
Securities were generally underwritten in accordance with the Company’s investment standards prior to the decision to purchase, without relying on a bond issuer’s guarantee in making the investment decision. These investments were investment grade as of September 30, 2018 and December 31, 2017 and will continue to be monitored as part of the Company’s ongoing impairment analysis, but are expected to perform in accordance with their terms.
Preferred Stock and Other Equity Securities:
The unrealized losses associated with preferred stock and other equity securities in large U.S. financial institutions are primarily driven by changes in interest rates and spreads. These securities were generally underwritten in accordance with the Company’s investment standards prior to the decision to purchase.

Gross realized gains and losses on the sale of available for sale debt securities are shown below. The cost of securities sold is based on the specific identification method.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in thousands)
Gross realized gains	$2	$1,251	$147	$1,945
Gross realized losses	(1,248)	(1,533)	(1,254)	(2,739)
Net realized gains (losses)	$(1,246)	$(282)	$(1,107)	$(794)

The Company adopted ASU 2016-01 as of January 1, 2018. This guidance requires investments in equity securities with readily determinable fair values to be measured at fair value, with changes in the fair value recognized as a component of noninterest income in the Company's Consolidated Statements of Income. The Company recognized $1.1 million of unrealized gain and $1.1 million of unrealized loss in noninterest income during the three and nine months ended September 30, 2018, respectively, related to equity securities still held at the end of the period.
NOTE 4. LOANS, NET
The Company’s loan portfolio consists of New and Acquired loans. The Company classifies originated loans and purchased loans not acquired through business combinations that did not show evidence of credit deterioration as New loans. The Company classifies loans acquired through business combinations and purchased loans acquired outside of a business combination that show evidence of credit deterioration as Acquired loans. Loans acquired with deteriorated credit quality since origination are accounted for under ASC 310-30, unless specifically excluded from the scope of ASC 310-30. The remaining portfolio of Acquired loans and those loans excluded from the scope of ASC 310-30 are accounted for under ASC 310-20 and are classified as Non-ASC 310-30 loans.

The following tables summarize the Company’s loans by portfolio and segment as of the periods presented, net of deferred fees, costs, premiums and discounts:

September 30, 2018	ASC 310-30 Loans	Non-ASC 310-30 Loans	New Loans (1)	Total
	(Dollars in thousands)
Real estate loans:
Commercial real estate	$133,778	$104,364	$2,528,748	$2,766,890
Owner-occupied commercial real estate	—	81,408	1,134,793	1,216,201
1-4 single family residential	32,240	148,659	2,245,139	2,426,038
Construction, land and development	28,590	36,881	754,972	820,443
Home equity loans and lines of credit	—	40,131	59,729	99,860
Total real estate loans	194,608	411,443	6,723,381	7,329,432
Other loans:
Commercial and industrial	19,503	46,643	1,902,045	1,968,191
Consumer	1,259	13,950	3,976	19,185
Total other loans	20,762	60,593	1,906,021	1,987,376
Total loans held in portfolio	$215,370	$472,036	$8,629,402	$9,316,808
Allowance for loan losses				(53,148)
Loans held in portfolio, net				$9,263,660

December 31, 2017	ASC 310-30 Loans	Non-ASC 310-30 Loans	New Loans (1)	Total
	(Dollars in thousands)
Real estate loans:
Commercial real estate	$104,335	$37,736	$2,103,788	$2,245,859
Owner-occupied commercial real estate	—	16,100	987,781	1,003,881
1-4 single family residential	27,513	57,695	2,185,362	2,270,570
Construction, land and development	13,167	5,889	684,462	703,518
Home equity loans and lines of credit	—	34,589	59,636	94,225
Total real estate loans	145,015	152,009	6,021,029	6,318,053
Other loans:
Commercial and industrial	12,631	5,062	1,634,372	1,652,065
Consumer	1,423	259	5,984	7,666
Total other loans	14,054	5,321	1,640,356	1,659,731
Total loans held in portfolio	$159,069	$157,330	$7,661,385	$7,977,784
Allowance for loan losses				(47,145)
Loans held in portfolio, net				$7,930,639

(1)	Balance includes $(9.2) million and $(6.6) million of net deferred fees, costs, and premium and discount as of September 30, 2018 and December 31, 2017, respectively.
At September 30, 2018 and December 31, 2017, the unpaid principal balances of ASC 310-30 loans were $274.3 million and $183.9 million, respectively. At September 30, 2018 and December 31, 2017, the Company had pledged loans as collateral for FHLB advances of $3.44 billion and $3.36 billion, respectively. The recorded investment of consumer mortgage loans, secured by 1-4 family residential real estate properties, for which formal foreclosure proceedings are in process as of September 30, 2018 totaled $4.2 million. The Company held $288.5 million and $289.1 million of syndicated national loans as of September 30, 2018 and December 31, 2017, respectively.
During the three months ended September 30, 2018, the Company purchased no loans from third parties. During the nine months ended September 30, 2018, the Company purchased approximately $7.4 million of loans from third parties. During the three and nine months ended September 30, 2017, the Company purchased $2.8 million loans from third parties.

During the three and nine months ended September 30, 2018, the Company sold approximately $6.2 million and $26.0 million of held-to-maturity portfolio loans to third parties, respectively. During the three and nine months ended September 30, 2017, the Company sold approximately $73.4 million and $232.3 million of held-to-maturity portfolio loans to third parties, respectively.
The accretable discount on ASC 310-30 loans represents the amount by which the undiscounted expected cash flows on such loans exceed their carrying value. The change in expected cash flows for certain ASC 310-30 loan pools resulted in the reclassification of $3,417 thousand and $(2.7) million between non-accretable and accretable discount during the nine months ended September 30, 2018 and 2017, respectively.
Changes in accretable discount for ASC 310-30 loans for the nine months ended September 30, 2018 and 2017, were as follows:

	Nine Months Ended September 30,
	2018	2017
	(Dollars in thousands)
Balance at January 1,	$41,162	$60,990
Additions to accretable discount from FLCB acquisition	14,393	—
Accretion	(10,857)	(13,965)
Reclassifications from (to) non-accretable difference	3,417	(2,747)
Balance at September 30,	$48,115	$44,278

NOTE 5. ALLOWANCE FOR LOAN LOSSES
The Company’s accounting method for loans and the corresponding allowance for loan losses (“ALL”) differs depending on whether the loans are New or Acquired. The Company assesses and monitors credit risk and portfolio performance using distinct methodologies for Acquired loans, both ASC 310-30 Loans and Non-ASC 310-30 Loans, and New loans. Within each of these portfolios, the Company further disaggregates the portfolios into the following segments: Commercial real estate, Owner-occupied commercial real estate, 1-4 single family residential, Construction, land and development, Home equity loans and lines of credit, Commercial and industrial and Consumer. The ALL reflects management’s estimate of probable credit losses inherent in each of the segments. During the second quarter 2018, the Company released an unallocated allowance for loan loss of $1.5 million, which was recorded in prior year in response to Hurricane Irma.

The following tables present information related to the ALL for the periods presented:

	Commercial Real Estate	Owner- Occupied Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
	(Dollars in thousands)
Balance at July 1, 2018	$15,381	$3,946	$7,310	$4,076	$704	$18,934	$219	$50,570
Provision (credit) for ASC 310-30 loans	(26)	(3)	14	(115)	—	(66)	(16)	(212)
Provision (credit) for non-ASC 310-30 loans	(8)	(3)	(35)	71	2	129	—	156
Provision (credit) for New loans	560	(141)	(333)	1,228	(24)	994	(8)	2,276
Provision (credit) for Unallocated	—	—	—	—	—	—	—	—
Total provision	526	(147)	(354)	1,184	(22)	1,057	(24)	2,220
Charge-offs for ASC 310-30 loans	(1)	—	(22)	—	—	—	(4)	(27)
Charge-offs for non-ASC 310-30 loans	(118)	—	—	—	—	—	—	(118)
Charge-offs for New loans	—	—	—	—	—	—	—	—
Total charge-offs	(119)	—	(22)	—	—	—	(4)	(145)
Recoveries for ASC 310-30 loans	366	3	1	93	—	7	—	470
Recoveries for non-ASC 310-30 loans	—	—	23	—	—	—	—	23
Recoveries for New loans	—	9	—	—	—	—	—	9
Total recoveries	366	12	24	93	—	7	—	502
Ending ALL balance
ASC 310-30 loans	1,556	—	8	103	—	80	119	1,866
Non-ASC 310-30 loans	188	51	144	130	204	447	3	1,167
New loans	14,410	3,760	6,806	5,121	478	19,471	69	50,115
Unallocated	—	—	—	—	—	—	—	—
Balance at September 30, 2018	$16,154	$3,811	$6,958	$5,354	$682	$19,998	$191	$53,148

	Commercial Real Estate	Owner- Occupied Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
	(Dollars in thousands)
Balance at July 1, 2017	$12,155	$3,286	$8,749	$4,713	$884	$11,296	$251	$41,334
Provision (credit) for ASC 310-30 loans	(41)	—	—	(38)	—	(38)	(8)	(125)
Provision (credit) for non-ASC 310-30 loans	30	(1)	(49)	(2)	(227)	(56)	1	(304)
Provision (credit) for New loans	943	342	(335)	(113)	42	933	(12)	1,800
Provision (credit) for Unallocated	—	—	—	—	—	—	—	1,500
Total provision	932	341	(384)	(153)	(185)	839	(19)	2,871
Charge-offs for ASC 310-30 loans	—	—	—	—	—	—	—	—
Charge-offs for non-ASC 310-30 loans	(30)	—	(9)	—	—	(3)	—	(42)
Charge-offs for New loans	—	—	—	—	(3)	—	—	(3)
Total charge-offs	(30)	—	(9)	—	(3)	(3)	—	(45)
Recoveries for ASC 310-30 loans	27	—	—	—	—	70	—	97
Recoveries for non-ASC 310-30 loans	—	—	30	—	—	4	—	34
Recoveries for New loans	—	—	—	—	—	—	—	—
Total recoveries	27	—	30	—	—	74	—	131
Ending ALL balance
ASC 310-30 loans	1,664	—	25	147	—	200	152	2,188
Non-ASC 310-30 loans	331	64	214	36	224	311	7	1,187
New loans	11,089	3,563	8,147	4,377	472	11,695	73	39,416
Unallocated	—	—	—	—	—	—	—	1,500
Balance at September 30, 2017	$13,084	$3,627	$8,386	$4,560	$696	$12,206	$232	$44,291

	Commercial Real Estate	Owner- Occupied Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
	(Dollars in thousands)
Balance at January 1, 2018	$13,870	$3,365	$7,978	$4,345	$674	$15,141	$272	$47,145
Provision (credit) for ASC 310-30 loans	(102)	(3)	(15)	(149)	—	(53)	(15)	(337)
Provision (credit) for non-ASC 310-30 loans	(32)	(4)	(62)	94	5	170	(3)	168
Provision (credit) for New loans	2,315	441	(963)	957	3	4,769	(52)	7,470
Provision (credit) for Unallocated	—	—	—	—	—	—	—	(1,500)
Total provision	2,181	434	(1,040)	902	8	4,886	(70)	5,801
Charge-offs for ASC 310-30 loans	(156)	—	(22)	—	—	(17)	(11)	(206)
Charge-offs for non-ASC 310-30 loans	(118)	—	—	—	—	(36)	—	(154)
Charge-offs for New loans	—	—	—	—	—	—	—	—
Total charge-offs	(274)	—	(22)	—	—	(53)	(11)	(360)
Recoveries for ASC 310-30 loans	366	3	19	106	—	24	—	518
Recoveries for non-ASC 310-30 loans	—	—	23	—	—	—	—	23
Recoveries for New loans	11	9	—	—	—	—	—	20
Total recoveries	377	12	42	106	—	24	—	561
Ending ALL balance
ASC 310-30 loans	1,556	—	8	103	—	80	119	1,866
Non-ASC 310-30 loans	188	51	144	130	204	447	3	1,167
New loans	14,410	3,760	6,806	5,121	478	19,471	69	50,115
Unallocated	—	—	—	—	—	—	—	—
Balance at September 30, 2018	$16,154	$3,811	$6,958	$5,354	$682	$19,998	$191	$53,148

	Commercial Real Estate	Owner- Occupied Commercial Real Estate	1-4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
	(Dollars in thousands)
Balance at January 1, 2017	$10,123	$2,597	$7,379	$4,677	$648	$12,245	$228	37,897
Provision (credit) for ASC 310-30 loans	(623)	—	31	(49)	—	(118)	(92)	(851)
Provision (credit) for non-ASC 310-30 loans	(15)	3	(48)	(11)	(12)	(66)	(28)	(177)
Provision (credit) for New loans	3,728	1,027	1,098	(14)	70	253	(5)	6,157
Provision (credit) for Unallocated	—	—	—	—	—	—	—	1,500
Total provision	3,090	1,030	1,081	(74)	58	69	(125)	6,629
Charge-offs for ASC 310-30 loans	(9)	—	(35)	(43)	—	(29)	—	(116)
Charge-offs for non-ASC 310-30 loans	(30)	—	(69)	—	(7)	(3)	—	(109)
Charge-offs for New loans	(131)	—	—	—	(3)	(150)	—	(284)
Total charge-offs	(170)	—	(104)	(43)	(10)	(182)	—	(509)
Recoveries for ASC 310-30 loans	41	—	—	—	—	70	100	211
Recoveries for non-ASC 310-30 loans	—	—	30	—	—	4	29	63
Recoveries for New loans	—	—	—	—	—	—	—	—
Total recoveries	41	—	30	—	—	74	129	274
Ending ALL balance
ASC 310-30 loans	1,664	—	25	147	—	200	152	2,188
Non-ASC 310-30 loans	331	64	214	36	224	311	7	1,187
New loans	11,089	3,563	8,147	4,377	472	11,695	73	39,416
Unallocated	—	—	—	—	—	—	—	1,500
Balance at September 30, 2017	$13,084	$3,627	$8,386	$4,560	$696	$12,206	$232	$44,291
Credit Quality Indicators
In evaluating credit risk, the Company looks at multiple factors; however, management considers delinquency status to be the most meaningful indicator of the credit quality of 1-4 single family residential, home equity loans and lines of credit and consumer loans. Delinquency statistics are updated at least monthly. Internal risk ratings are considered the most meaningful indicator of credit quality for Non-ASC 310-30 and New commercial, construction, land and development and commercial real estate loans. Internal risk ratings are updated on a continuous basis.

The following tables present an aging analysis of the recorded investment for delinquent loans by portfolio and segment (excluding loans accounted for under ASC 310-30):

	Accruing
September 30, 2018	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due	Non- Accrual	Total
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$—	$7	$—	$460	$467
Owner-occupied commercial real estate	—	827	—	2,440	3,267
1-4 single family residential	1,993	334	—	4,157	6,484
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	126	126
Total real estate loans	1,993	1,168	—	7,183	10,344
Other loans:
Commercial and industrial	212	152	—	155	519
Consumer	24	—	—	—	24
Total other loans	236	152	—	155	543
Total new loans	$2,229	$1,320	$—	$7,338	$10,887
Acquired loans:
Real estate loans:
Commercial real estate	$—	$—	$—	$3,615	$3,615
Owner-occupied commercial real estate	—	—	—	486	486
1-4 single family residential	—	96	—	1,677	1,773
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	716	—	—	2,543	3,259
Total real estate loans	716	96	—	8,321	9,133
Other loans:
Commercial and industrial	64	24	—	2,816	2,904
Consumer	—	—	—	—	—
Total other loans	64	24	—	2,816	2,904
Total acquired loans	$780	$120	$—	$11,137	$12,037

	Accruing
December 31, 2017	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due	Non- Accrual	Total
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$324	$—	$—	$—	$324
Owner-occupied commercial real estate	843	150	—	—	993
1-4 single family residential	1,179	1,310	—	3,167	5,656
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	126	126
Total real estate loans	2,346	1,460	—	3,293	7,099
Other loans:
Commercial and industrial	4,980	2,167	—	—	7,147
Consumer	—	—	—	—	—
Total other loans	4,980	2,167	—	—	7,147
Total new loans	$7,326	$3,627	$—	$3,293	$14,246
Acquired Loans:
Real estate loans:
Commercial real estate	$360	$—	$—	$3,893	$4,253
Owner-occupied commercial real estate	290	—	—	494	784
1-4 single family residential	892	44	—	1,331	2,267
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	1,128	—	—	1,720	2,848
Total real estate loans	2,670	44	—	7,438	10,152
Other loans:
Commercial and industrial	101	—	—	394	495
Consumer	—	—	—	—	—
Total other loans	101	—	—	394	495
Total acquired loans	$2,771	$44	$—	$7,832	$10,647
Loans exhibiting potential credit weaknesses that deserve management’s close attention and that, if left uncorrected, may result in deterioration of the repayment capacity of the borrower, are categorized as special mention. Loans with well-defined credit weaknesses including payment defaults, declining collateral values, frequent overdrafts, operating losses, increasing balance sheet leverage, inadequate cash flow, project cost overruns, unreasonable construction delays, past due real estate taxes or exhausted interest reserves are assigned an internal risk rating of substandard. A loan with a weakness so severe that collection in full is highly questionable or improbable will be assigned an internal risk rating of doubtful.

The following tables summarize the Company’s commercial Non-ASC 310-30 and New loans by key indicators of credit quality. Loans accounted for under ASC 310-30 are excluded from the following analysis because their related allowance is determined by loan pool performance:

September 30, 2018	Pass	Special Mention	Substandard	Doubtful
	(Dollars in thousands)
New loans:
Commercial real estate	$2,515,933	$9,325	$3,490	$—
Owner-occupied commercial real estate	1,131,769	584	2,440	—
Construction, land and development	754,972	—	—	—
Commercial and industrial	1,868,553	21,991	11,501	—
Total new loans	$6,271,227	$31,900	$17,431	$—
Acquired loans:
Commercial real estate	$100,413	$—	$3,951	$—
Owner-occupied commercial real estate	80,835	—	573	—
Construction, land and development	36,881	—	—	—
Commercial and industrial	42,447	1,024	3,172	—
Total acquired loans	$260,576	$1,024	$7,696	$—

December 31, 2017	Pass	Special Mention	Substandard	Doubtful
	(Dollars in thousands)
New loans:
Commercial real estate	$2,095,560	$6,066	$2,162	$—
Owner-occupied commercial real estate	987,781	—	—	—
Construction, land and development	684,462	—	—	—
Commercial and industrial	1,617,462	16,910	—	—
Total new loans	$5,385,265	$22,976	$2,162	$—
Acquired loans:
Commercial real estate	$33,496	$—	$4,240	$—
Owner-occupied commercial real estate	15,607	—	493	—
Construction, land and development	5,889	—	—	—
Commercial and industrial	4,324	—	738	—
Total acquired loans	$59,316	$—	$5,471	$—
Internal risk ratings are a key factor in identifying loans to be individually evaluated for impairment and impact management’s estimates of loss factors used in determining the amount of the ALL.

The following tables show the Company’s investment in loans disaggregated based on the method of evaluating impairment:

	Loans - Recorded Investment			Allowance for Credit Loss
September 30, 2018	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$—	$2,528,748	$—	$—	$14,410	$—
Owner-occupied commercial real estate	2,899	1,131,894	—	—	3,760	—
1-4 single family residential	1,637	2,243,502	—	—	6,806	—
Construction, land and development	—	754,972	—	—	5,121	—
Home equity loans and lines of credit	126	59,603	—	63	415	—
Total real estate loans	$4,662	$6,718,719	$—	$63	$30,512	$—
Other loans:
Commercial and industrial	$16,708	$1,885,337	$—	$1,593	$17,878	$—
Consumer	—	3,976	—	—	69	—
Total other loans	$16,708	$1,889,313	$—	$1,593	$17,947	$—
Acquired loans:
Real estate loans:
Commercial real estate	$3,396	$100,968	$133,778	$—	$188	$1,556
Owner-occupied commercial real estate	—	81,408	—	—	51	—
1-4 single family residential	267	148,392	32,240	—	144	8
Construction, land and development	—	36,881	28,590	—	130	103
Home equity loans and lines of credit	494	39,637	—	—	204	—
Total real estate loans	$4,157	$407,286	$194,608	$—	$717	$1,667
Other loans:
Commercial and industrial	$3,442	$43,201	$19,503	$394	$53	$80
Consumer	—	13,950	1,259	—	3	119
Total other loans	$3,442	$57,151	$20,762	$394	$56	$199
Total Loans:
Unallocated	$—	$9,316,808	$—	$—	$—	$—

	Loans - Recorded Investment			Allowance for Credit Loss
December 31, 2017	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$—	$2,103,788	$—	$—	$12,084	$—
Owner-occupied commercial real estate	—	987,781	—	—	3,310	—
1-4 single family residential	1,096	2,184,266	—	—	7,769	—
Construction, land and development	—	684,462	—	—	4,164	—
Home equity loans and lines of credit	130	59,506	—	66	409	—
Total real estate loans	$1,226	$6,019,803	$—	$66	$27,736	$—
Other loans:
Commercial and industrial	$—	$1,634,372	$—	$—	$14,702	$—
Consumer	—	5,984	—	—	121	—
Total other loans	$—	$1,640,356	$—	$—	$14,823	$—
Acquired Loans:
Real estate loans:
Commercial real estate	$3,893	$33,843	$104,335	$129	$209	$1,448
Owner-occupied commercial real estate	—	16,100	—	—	55	—
1-4 single family residential	267	57,428	27,513	—	184	25
Construction, land and development	—	5,889	13,167	—	36	145
Home equity loans and lines of credit	495	34,094	—	—	199	—
Total real estate loans	$4,655	$147,354	$145,015	$129	$683	$1,618
Other loans:
Commercial and industrial	$272	$4,790	$12,631	$272	$41	$126
Consumer	—	259	1,423	—	6	145
Total other loans	$272	$5,049	$14,054	$272	$47	$271
Total Loans:
Unallocated	$—	$7,977,784	$—	$—	$1,500	$—

The following tables set forth certain information regarding the Company’s impaired loans (excluding loans accounted for under ASC 310-30) that were evaluated for specific reserves:

	Impaired Loans - With Allowance			Impaired Loans - With no Allowance
September 30, 2018	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$—	$—	$—	$459	$470
Owner-occupied commercial real estate	—	—	—	2,440	2,440
1-4 single family residential	—	—	—	1,637	1,641
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	63	66	63	63	63
Total real estate loans	$63	$66	$63	$4,599	$4,614
Other loans:
Commercial and industrial	$16,708	$16,708	$1,593	$—	$—
Consumer	—	—	—	—	—
Total other loans	$16,708	$16,708	$1,593	$—	$—
Acquired loans:
Real estate loans:
Commercial real estate	$—	$—	$—	$3,396	$4,991
Owner-occupied commercial real estate	—	—	—	—	—
1-4 single family residential	—	—	—	267	267
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	495	495
Total real estate loans	$—	$—	$—	$4,158	$5,753
Other loans:
Commercial and industrial	$394	$394	$394	$3,047	$6,948
Consumer	—	—	—	—	—
Total other loans	$394	$394	$394	$3,047	$6,948

	Impaired Loans - With Allowance			Impaired Loans - With no Allowance
December 31, 2017	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$—	$—	$—	$—	$—
Owner-occupied commercial real estate	—	—	—	—	—
1-4 single family residential	—	—	—	1,096	1,096
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	66	66	66	63	63
Total real estate loans	$66	$66	$66	$1,159	$1,159
Other loans:
Commercial and industrial	$—	$—	$—	$—	$—
Consumer	—	—	—	—	—
Total other loans	$—	$—	$—	$—	$—
Acquired loans:
Real estate loans:
Commercial real estate	$336	$347	$129	$3,557	$4,991
Owner-occupied commercial real estate	—	—	—	—	—
1-4 single family residential	—	—	—	267	267
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	495	495
Total real estate loans	$336	$347	$129	$4,319	$5,753
Other loans:
Commercial and industrial	$272	$272	$272	$—	$—
Consumer	—	—	—	—	—
Total other loans	$272	$272	$272	$—	$—

The following tables present the average recorded investment and interest income recognized during the period subsequent to impairment on loans individually evaluated for impairment:

	Three Months Ended September 30,
	2018		2017
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
Impaired loans with no related allowance:
Real estate loans:
Commercial real estate	$3,887	$—	$3,629	$—
Owner-occupied commercial real estate	2,440	—	—	—
1-4 single family residential	1,903	—	1,363	—
Construction, land and development	—	—	—	—
Home equity loans and lines of credit	558	—	534	—
Total real estate loans	$8,788	$—	$5,526	$—
Other loans:
Commercial and industrial	$3,038	$—	$—	$—
Consumer	—	—	—	—
Total other loans	$3,038	$—	$—	$—
Impaired loans with an allowance:
Real estate loans:
Commercial real estate	$—	$—	$336	$—
Owner-occupied commercial real estate	—	—	—	—
1-4 single family residential	—	—	497	—
Construction, land and development	—	—	—	—
Home equity loans and lines of credit	63	—	66	—
Total real estate loans	$63	$—	$899	$—
Other loans:
Commercial and industrial	$17,102	$—	$299	$—
Consumer	—	—	—	—
Total other loans	$17,102	$—	$299	$—

	Nine Months Ended September 30,
	2018		2017
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
Impaired loans with no related allowance:
Real estate loans:
Commercial real estate	$3,636	$—	$3,677	$—
Owner-occupied commercial real estate	1,058	—	—	—
1-4 single family residential	1,537	—	1,174	—
Construction, land and development	—	—	—	—
Home equity loans and lines of credit	558	—	750	—
Total real estate loans	$6,789	$—	$5,601	$—
Other loans:
Commercial and industrial	$1,284	$—	$—	$—
Consumer	—	—	—	—
Total other loans	$1,284	$—	$—	$—
Impaired loans with an allowance:
Real estate loans:
Commercial real estate	$—	$—	$529	$—
Owner-occupied commercial real estate	—	—	—	—
1-4 single family residential	—	—	509	—
Construction, land and development	—	—	—	—
Home equity loans and lines of credit	65	—	201	—
Total real estate loans	$65	$—	$1,239	$—
Other loans:
Commercial and industrial	$11,528	$—	$333	$—
Consumer	—	—	—	—
Total other loans	$11,528	$—	$333	$—

NOTE 6. GOODWILL AND INTANGIBLES
Goodwill and other intangible assets are summarized as follows:

	September 30, 2018	December 31, 2017
	(Dollars in thousands)
Goodwill	$139,529	$81,204

Core deposit intangible	18,950	14,370
Less: Accumulated amortization	(11,737)	(10,702)
Net core deposit intangible	$7,213	$3,668
Amortization expense for core deposit intangibles for the nine months ended September 30, 2018 and 2017 totaled $1.0 million and $768 thousand, respectively.
The estimated amount of amortization expense for core deposit intangible assets to be recognized for the remainder of 2018 through 2022 is as follows:

	Remainder of 2018	2019	2020	2021	2022
	(Dollars in thousands)
Core deposit intangible	$370	$1,481	$968	$818	$818

NOTE 7. DERIVATIVES
The Company uses interest rate swaps to manage interest rate risk related to borrowings that expose the Company to variability in cash flows due to changes in interest rates. The Company entered into LIBOR-based forward interest rate swaps that are designated as cash flow hedges with the objective of limiting the variability of forecasted interest payment cash flows resulting from changes in the benchmark interest rate LIBOR. Changes in the fair value of interest rate swaps designated as cash flow hedging instruments are reported in accumulated other comprehensive income ("AOCI") and subsequently reclassified into interest expense in the same period in which the related interest on the floating-rate borrowings affects earnings.

The Company is also a party to interest rate derivatives that are not designated as hedging instruments. The Company uses interest rate derivative contracts, such as swaps and caps, in the normal course of business to meet the financial needs of its customers. The interest rate swaps that the Company enters into with customers allow the customers to convert variable rate loans to fixed rates. At the same time the interest rate swap is entered into with the customer, an offsetting interest rate swap is entered into with another financial institution. The changes in the fair value of the swaps offset each other, except for any differences in the credit risk of the counterparties, which is determined by considering the risk rating, probability of default and loss given default of each counterparty. The Company recorded $4.4 million and $1.5 million of derivative contract fees in noninterest income in the accompanying Consolidated Statement of Income for the three months ended September 30, 2018 and 2017, respectively, and $10.8 million and $4.8 million for the nine months ended September 30, 2018 and 2017, respectively.
In addition, the Company has entered into three risk participation agreements. The notional amount of the risk participation agreements sold was $34.3 million as of September 30, 2018. Assuming all underlying third party customers referenced in the swap agreements defaulted at September 30, 2018, there would be an immaterial amount of exposure to the company. These risk participation agreements mature in 2021.
No credit changes in counterparty credit were identified. There was no change in the fair value of derivative assets and derivative liabilities attributable to credit risk included in noninterest expense in the Consolidated Statements of Income for the three or nine months ended September 30, 2018 or 2017.
The following tables summarize the Company’s derivatives outstanding included in other assets and other liabilities in the accompanying Consolidated Balance Sheets:

September 30, 2018	Derivative Assets		Derivative Liabilities
	Notional	Fair Value	Notional	Fair Value
	(Dollars in thousands)
Derivatives designated as cash flow hedges:
Interest rate contracts - pay fixed, receive floating	$250,000	$1,750	$—	$—
Total cash flow hedges	250,000	1,750	—	—
Derivatives not designated as hedges:
Interest rate contracts - pay floating, receive fixed	543,748	6,682	1,005,701	25,549
Interest rate contracts - pay fixed, receive floating	1,005,701	22,954	543,748	4,087
Interest rate caps purchased	94,534	312	—	—
Interest rate caps sold	—	—	94,534	312
Risk participation agreements	—	—	34,307	—
Total derivatives not designated as hedges	1,643,983	29,948	1,678,290	29,948
Total derivatives	$1,893,983	$31,698	$1,678,290	$29,948

December 31, 2017	Derivative Assets		Derivative Liabilities
	Notional	Fair Value	Notional	Fair Value
	(Dollars in thousands)
Derivatives not designated as hedges:
Interest rate contracts - pay floating, receive fixed	$757,887	$11,678	$380,233	$4,180
Interest rate contracts - pay fixed, receive floating	380,233	—	757,887	7,498
Interest rate caps - purchased	94,884	155	—	—
Interest rate caps - sold	—	—	94,884	155
Total derivatives	$1,233,004	$11,833	$1,233,004	$11,833
The following table presents the net gains (losses) recorded in accumulated other comprehensive income and the Consolidated Statements of Income relating to the cash flow derivative instruments for the nine months ended September 30, 2018:

September 30, 2018	Amount of Gain (Loss) Recognized in AOCI	Amount of Gain (Loss) Reclassified from AOCI to Interest Expense	Location of Gain (Loss) Reclassified from AOCI into Income
	(Dollars in thousands)
Derivatives designated as cash flow hedges:
Interest rate contracts - pay fixed, receive floating	1,313	—	Interest on borrowings

During the three or nine months ended September 30, 2018, no derivative positions designated as cash flow hedges were discontinued and none of the gains or losses reported in AOCI were reclassified into earnings as a result of the discontinuance of cash flow hedges or because of the early extinguishment of borrowings.
The derivative transactions entered into with a financial institution are subject to an enforceable master netting arrangement.
The following tables summarize the gross and net fair values of the Company’s derivatives outstanding with this counterparty included in other liabilities in the accompanying Consolidated Balance Sheets:

September 30, 2018	Gross amounts of recognized liabilities	Gross amounts offset in the consolidated balance sheets	Net amounts in the consolidated balance sheets
	(Dollars in thousands)
Offsetting derivative liabilities:
Counterparty A - Interest rate contracts	$24,648	$(1,694)	$22,954
Centrally Cleared - Interest rate contracts	$901	$(4,989)	$(4,088)

December 31, 2017	Gross amounts of recognized liabilities	Gross amounts offset in the consolidated balance sheets	Net amounts in the consolidated balance sheets
	(Dollars in thousands)
Offsetting derivative liabilities:
Counterparty A - Interest rate contracts	$11,833	$(4,491)	$7,342
At September 30, 2018, the Company has pledged investment securities available for sale with a carrying amount of $2.5 million as collateral for the interest rate swaps in a liability position. The amount of collateral required to be posted by the Company varies based on the settlement value of outstanding swaps.
As of September 30, 2018 and December 31, 2017, substantially all of the floating rate terms within the interest rate contracts held by the Company were indexed to 1-month LIBOR.

The fair value of the derivative assets and liabilities are included in a table in Note 14 “Fair Value Measurements,” in the line items “Derivative assets” and “Derivative liabilities.”
NOTE 8. DEPOSITS
The following table sets forth the Company’s deposits by category:

	September 30, 2018	December 31, 2017
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,577,741	$1,236,685
Interest-bearing demand deposits	1,207,859	1,454,097
Interest-bearing NOW accounts	410,226	363,191
Savings and money market accounts	2,607,093	3,013,237
Time deposits	4,353,196	2,606,717
Total deposits	$10,156,115	$8,673,927
Time deposits $100,000 and greater	$3,005,138	$1,983,445
Time deposits greater than $250,000	1,623,796	1,078,702
The aggregate amount of overdraft demand deposits reclassified to loans was $2.0 million at September 30, 2018. The aggregate amount of maturities for time deposits for each of the five years following September 30, 2018 totaled $3.46 billion, $836.9 million, $20.4 million, $11.6 million and $21.6 million, respectively. The Company holds brokered deposits through an insured deposit sweep program of $419.8 million and $656.4 million at September 30, 2018 and December 31, 2017, respectively. The Company holds brokered certificates of deposit of $501.2 million and $85.2 million at September 30, 2018 and December 31, 2017, respectively.
NOTE 9. ACCUMULATED OTHER COMPREHENSIVE INCOME
Changes in AOCI for the periods indicated are summarized as follows:

	Three Months Ended September 30,
	2018			2017
	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
	(Dollars in thousands)
Unrealized gains (losses) on debt securities available for sale:
Balance at beginning of period	$(25,353)	$6,326	$(19,027)	$25,468	$(9,744)	$15,724
Net unrealized holding gain (loss) arising during the period	(11,095)	2,768	(8,327)	(967)	369	(598)
Amounts reclassified to (gain) loss on investment securities, net	1,677	(418)	1,259	(1,409)	540	(869)
Balance at end of period	(34,771)	8,676	(26,095)	23,092	(8,835)	14,257
Unrealized gains (losses) on derivative instruments:
Balance at beginning of period	124	(31)	93	—	—	—
Net unrealized holding gains (losses) arising during the period	1,626	(406)	1,220	—	—	—
Balance at end of period	1,750	(437)	1,313	—	—	—
Total accumulated other comprehensive income (loss)	$(33,021)	$8,239	$(24,782)	$23,092	$(8,835)	$14,257

	Nine Months Ended September 30,
	2018			2017
	Before Tax	Tax Effect	Net of Tax	Before Tax	Tax Effect	Net of Tax
	(Dollars in thousands)
Balance at beginning of period	$14,402	$(5,509)	$8,893	$(6,504)	$2,509	$(3,995)
Unrealized gain (loss) on investment securities available for sale:
Net unrealized holdings gain (loss) arising during the period	(48,163)	12,017	(36,146)	31,650	(12,131)	19,519
Amounts reclassified to (gain) loss on investment securities	577	(144)	433	(2,054)	787	(1,267)
Cumulative adjustment from adoption of new accounting standards	(1,587)	2,312	725	—	—	—
Balance at end of period	(34,771)	8,676	(26,095)	23,092	(8,835)	14,257
Unrealized gains (losses) on derivative instruments:
Balance at beginning of period	—	—	—	—	—	—
Net unrealized holding gains (losses) arising during the period	1,750	(437)	1,313	—	—	—
Balance at end of period	1,750	(437)	1,313	—	—	—
Total accumulated other comprehensive income (loss)	$(33,021)	$8,239	$(24,782)	$23,092	$(8,835)	$14,257

NOTE 10. BASIC AND DILUTED EARNINGS PER SHARE
Basic earnings per share (“EPS”) is calculated by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflect the effect of common stock equivalents, including stock options and unvested shares, calculated using the treasury stock method. Common stock equivalents are excluded from the computation of diluted EPS in periods in which the effect is anti-dilutive.
The following table presents the computation of basic and diluted EPS:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in thousands, except share and per share data)
Net income available to common stockholders	$43,480	$32,160	$126,313	$106,230
Weighted average number of common shares - basic	46,693,707	43,333,947	46,213,176	42,580,426
Effect of dilutive securities:
Employee stock-based compensation awards	2,111,164	2,855,521	2,259,481	3,380,169
Weighted average number of common shares - diluted	48,804,871	46,189,468	48,472,657	45,960,595
Basic earnings per share	$0.93	$0.74	$2.73	$2.49
Diluted earnings per share	$0.89	$0.70	$2.61	$2.31
Weighted average number of anti-dilutive equity awards	48,708	41,040	25,332	20,942
NOTE 11. INCOME TAXES
The Company uses an estimated annual effective tax rate method in computing its interim tax provision. This effective tax rate is based on forecasted annual pre-tax income, permanent tax differences and statutory tax rates.
The effective tax rates for the three months ended September 30, 2018 and 2017 were 23.5% and 30.2%, respectively. The decrease in the effective tax rate for the third quarter of 2018 was primarily due to the Tax Cuts and Jobs Act of 2017 (the "TCJA") which resulted in a reduction in the maximum federal corporate income tax rate from 35% to 21%, effective January 1, 2018. This was partially offset by a decrease in excess tax benefits recognized at settlement for share-based payments which resulted in recording a $168 thousand tax benefit in the Consolidated Statements of Income for the quarter ended September 30, 2018 compared to $2.1 million for the quarter ended September 30, 2017. The tax rate differs from the statutory rate due to the impact of tax benefits related to bank-owned life insurance, dividends received deductions and certain stock-based compensation awards.
The effective tax rates for the nine months ended September 30, 2018 and 2017 were 21.7% and 19.8%, respectively. The increase in the effective tax rate for the nine months ended September 30, 2018 was due to a decrease in excess tax benefits recognized at settlement for share-based payments which resulted in recording a $2.9 million tax benefit in the Consolidated Statements of Income for the nine months ended September 30, 2018 compared to $18.0 million for the nine months ended September 30, 2017. This was partially offset by the TCJA which resulted in a reduction in the maximum federal corporate income tax rate effective January 1, 2018, as well as higher levels of pre-tax income.

NOTE 12. STOCK-BASED COMPENSATION AND OTHER BENEFIT PLANS
2009 Stock Option Plan
Option grant activity for the period indicated is summarized as follows:

	2009 Stock Option Plan
	Options	Weighted Average Exercise Price
Outstanding at January 1, 2018	1,314,924	$20.65
Granted	—	—
Exercised	(142,602)	21.15
Forfeited	—	—
Expired	—	—
Outstanding at September 30, 2018	1,172,322	$20.58
Exercisable at September 30, 2018	1,172,322	$20.58
Vested at September 30, 2018	1,172,322	$20.58
Vested and expected to vest at September 30, 2018	1,172,322	$20.58
There is no unrecognized compensation cost related to the 2009 Stock Option Plan for share awards outstanding at September 30, 2018.
2013 Stock Incentive Plan
Option grant activity for the period indicated is summarized as follows:

	2013 Stock Incentive Plan Options
	Options	Weighted Average Exercise Price
Outstanding at January 1, 2018	1,424,953	$20.79
Granted	—	—
Exercised	(245,611)	20.53
Forfeited	—	—
Expired	—	—
Outstanding at September 30, 2018	1,179,342	$20.84
Exercisable at September 30, 2018	1,179,342	$20.84
Vested at September 30, 2018	1,179,342	$20.84
Vested and expected to vest at September 30, 2018	1,179,342	$20.84
There is no unrecognized compensation cost related to the 2013 Stock Incentive Plan for share awards outstanding at September 30, 2018.

2016 Stock Incentive Plan
Option grant activity for the period indicated is summarized as follows:

	2016 Stock Incentive Plan Options
	Options	Weighted Average Exercise Price
Outstanding at January 1, 2018	762,500	$36.64
Granted	—	—
Exercised	—	—
Forfeited	(30,000)	36.11
Expired	—	—
Outstanding at September 30, 2018	732,500	$36.66
Exercisable at September 30, 2018	—	$—
Vested at September 30, 2018	—	$—
Vested and expected to vest at September 30, 2018	732,500	$36.66
The total unrecognized compensation cost of $3.7 million related to the 2016 Stock Incentive Plan for share awards outstanding at September 30, 2018 will be recognized over a weighted average remaining period of 2.92 years.
2016 Incentive Plan - Restricted Stock Unit Awards
On February 21, 2018, the Compensation Committee granted certain non-employee Directors of the Company a portion of their Directors' compensation for fiscal year 2018 in the form of restricted stock units (the "Directors' RSUs"). Each RSU constitutes the right to receive from the Company on the date the RSU is settled, one share of Class A Common Stock of the Company. A total of 19,015 Directors' RSUs were granted with a grant date fair value of $1.1 million. Twenty-five percent (25%) of the RSUs vested on both March 31, 2018, June 30, 2018, and September 30, 2018, and an additional twenty-five percent (25%) will vest on December 31, 2018 provided the participant remains in a continuous service relationship with the Company through such applicable date. Compensation expense will be recognized on a straight-line basis over the requisite vesting period ending December 31, 2018.
On March 21, 2018, the Compensation Committee granted a target of 84,836 and a maximum of 106,043 restricted stock units (the "Executive RSUs") of Class A Common Stock to certain Executives. The total target grant date fair value of the RSU Award was $4.8 million, up to a maximum of $5.9 million, and will be recognized on a straight-line basis as compensation expense over the requisite vesting period ending December 31, 2020.
On five different dates during the period ended September 30, 2018, the Company granted a total of 53,552 restricted shares to employees (the "Employee RSUs") that vest in-full (i.e. cliff vesting) on the 5-year anniversary of the grant date. The fair value of the Awards on the grant date was $3.0 million and will be recognized as compensation expense over the requisite vesting period ending on the respective 5-year anniversary of the Employee RSU Award's grant date.

The following table presents the activity during the nine months ended September 30, 2018 related to restricted stock units from the 2016 Plan:

	2016 Stock Incentive Plan
	Restricted Stock Awards		Restricted Stock Unit Awards		Performance Restricted Stock Unit Awards
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
	(Dollars in thousands, except per share data)
Outstanding at January 1, 2018	96,133	$42.23	88,015	$50.34	73,144	$47.85
Granted	—	—	72,567	56.52	84,836	56.10
Vested	—	—	(20,459)	52.38	—	—
Forfeited	—	—	(5,300)	52.62	—	—
Outstanding at September 30, 2018	96,133	$42.23	134,823	$53.27	157,980	$52.28
The actual number of Performance Restricted Stock Units issued at the vesting date could range from 0% to 125% of the initial grant, depending on actual performance achieved.
A summary of selected data related to stock-based compensation expense for the nine months ended September 30, 2018 and 2017 are as follows:

	Restricted Stock Awards		Restricted Stock Unit Awards		Performance Restricted Stock Unit Awards
	Nine Months Ended September 30,
	2018	2017	2018	2017	2018	2017
	(Dollars in thousands)
Stock-based compensation expense	$1,968	$2,570	$1,710	$863	$1,855	$649
Unrecognized compensation expense related to stock-based compensation	$1,145	$4,216	$6,183	$1,067	$5,437	$2,851
Weighted-average life over which expense is expected to be recognized (years)	0.78	1.41	4.05	3.65	1.96	2.25
Executive Incentive Plan
During the year ended December 31, 2015, the Compensation Committee of the Board of Directors of the Company approved the adoption of the FCB Financial Holdings, Inc. Executive Incentive Plan (the “EIP”). The EIP provides for Annual Incentive Awards and Long-Term Incentive Awards, both of which are subject to achievement of specified performance goals.
Long-Term Incentive Awards
On March 21, 2018, the Compensation Committee granted a Long-Term Award of cash phantom units (“CPUs”) under the Long-Term Incentive component of the EIP which covers a three-year period ending December 31, 2020 (the “Performance Period”). Granted under the award is a target of 18,050 CPUs and a maximum of 22,562 CPUs to a certain Executive. Each CPU is the equivalent in value of a share of Class A Common Stock of the Company, par value $0.001 per share. The total target grant date fair value of the CPU Award was $1.0 million, up to a maximum of $1.3 million, and will be recognized on a straight-line basis as compensation expense over the requisite period ending December 31, 2020. The Company recognized $91 thousand and $193 thousand of compensation expense during the three and nine months ended September 30, 2018, respectively.
NOTE 13. COMMITMENTS AND CONTINGENCIES
The Company issues off balance sheet financial instruments in connection with its lending activities and to meet the financing needs of its customers. These financial instruments include commitments to fund loans and lines of credit as well as commercial and standby letters of credit. These commitments expose the Company to varying degrees of credit and market risk which are essentially the same as those involved in extending loans to customers. The Company follows the same credit policies in making commitments as it does for instruments recorded on the Company’s consolidated balance sheet. Collateral is obtained based on management’s assessment of the customer’s credit risk.

The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company’s reserve for unfunded commitments totaled $1.5 million as of September 30, 2018 and $1.1 million as of December 31, 2017.
Fees collected on off balance sheet financial instruments represent the fair value of those commitments and are deferred and amortized over their term.
Financial Instruments Commitments
Unfunded commitments are as follows:

	September 30, 2018	December 31, 2017
	(Dollars in thousands)
Commitments to fund loans	$1,159,541	$926,405
Unused lines of credit	774,695	571,587
Commercial and standby letters of credit	50,945	46,520
Total	$1,985,181	$1,544,512
Commitments to fund loans:
Commitments to fund loans are agreements to lend funds to customers as long as there is no violation of any condition established in the contract. To accommodate the financial needs of customers, the Company makes commitments under various terms to lend funds to consumers and businesses. Commitments to fund loans generally have fixed expiration dates or other termination clauses and may require payment of a fee. Many of these commitments are expected to expire without being funded and, therefore, the total commitment amounts do not necessarily represent future liquidity requirements.
The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral required in connection with a commitment to fund is based on management’s credit evaluation of the counterparty.
Unused lines of credit:
Unfunded commitments under lines of credit include commercial, commercial real estate, home equity and consumer lines of credit to existing customers. Some of these commitments may mature without being fully funded.
Commercial and standby letters of credit:
Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Letters of credit are primarily issued to support trade transactions or guarantee arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments if deemed necessary.
Other Commitments and Contingencies
Legal Proceedings
The Company, from time to time, is involved as plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of any such proceedings cannot be predicted with certainty, it is the opinion of management, based upon advice of legal counsel, that no proceedings exist, either individually or in the aggregate, which, if determined adversely to the Company, would have a material effect on the Company’s consolidated balance sheet, results of operations or cash flows.
NOTE 14. FAIR VALUE MEASUREMENTS
When determining the fair value measurements for assets and liabilities and the related fair value hierarchy, the Company considers the principal or most advantageous market in which it would transact and the assumptions that market participants would use when pricing the asset or liability. When possible, the Company looks to active and observable markets to price identical assets or liabilities. When identical assets and liabilities are not traded in active markets, the Company looks to market observable data for similar assets and liabilities. It is the Company’s policy to maximize the use of observable inputs, minimize the use of unobservable inputs and use unobservable inputs to measure fair value to the extent that observable inputs are not available. The need to use unobservable inputs generally results from the lack of market liquidity, resulting in diminished observability of both actual trades and assumptions that would otherwise be available to value instruments, or the value of underlying collateral is not market observable. Although third party price indications may be available for an asset or liability, limited trading activity would make it difficult to support the observability of these quotations.

Financial Instruments Carried at Fair Value on a Recurring Basis
The following is a description of the valuation methodologies used for financial instruments measured at fair value on a recurring basis, as well as the general classification of each instrument under the valuation hierarchy.
Investment Securities—Investment securities available for sale are carried at fair value on a recurring basis. When available, fair value is based on quoted prices for the identical security in an active market and as such, would be classified as Level 1. If quoted market prices are not available, fair values are estimated using quoted prices of securities with similar characteristics, discounted cash flows or matrix pricing models. Investment securities available for sale for which Level 1 valuations are not available are classified as Level 2 if the valuation incorporates primarily observable inputs. Level 2 securities include U.S. Government agencies and sponsored enterprises obligations and agency mortgage-backed securities; state and municipal obligations; asset-backed securities; and corporate debt and other securities. Pricing of these securities is generally spread driven.
Observable inputs that may impact the valuation of these securities include benchmark yield curves, credit spreads, reported trades, dealer quotes, bids, issuer spreads, current rating, historical constant prepayment rates, historical voluntary prepayment rates, structural and waterfall features of individual securities, published collateral data, and for certain securities, historical constant default rates and default severities.
Derivatives—Derivatives are reported at estimated fair value utilizing Level 2 inputs and are included in other assets and other liabilities and consist of interest rate swaps, interest rate caps, and risk participation agreements where there is no significant deterioration in the counterparties (loan customers) credit risk since origination of the interest rate swap, interest rate cap, or risk participation agreements. The Company values its interest rate swap, interest rate cap, and risk participation agreement positions using market prices provided by a third party which uses primarily observable market inputs. Derivatives are further described in Note 7 “Derivatives.”
For purposes of potential valuation adjustments to our derivative positions, the Company evaluates the credit risk of its counterparties as well as its own credit risk. Accordingly, the Company has considered factors such as the likelihood of default, expected loss given default, net exposures and remaining contractual life, among other things, in determining if any estimated fair value adjustments related to credit risk are required. The Company reviews counterparty exposure quarterly, and when necessary, appropriate adjustments are made to reflect the exposure.
For the three or nine months ended September 30, 2018 and 2017, the Company has not realized any losses due to a counterparty’s inability to pay any net uncollateralized position. As of September 30, 2018, there were no interest rate derivatives classified as Level 3.

The following tables present the assets and liabilities measured at fair value on a recurring basis:

September 30, 2018	Level 1	Level 2	Level 3	Total
	(Dollars in thousands)
Assets:
U.S. Government agencies and sponsored enterprises obligations	$—	$84,232	$—	$84,232
U.S. Government agencies and sponsored enterprises mortgage-backed securities	—	604,158	—	604,158
State and municipal obligations	—	22,882	—	22,882
Asset-backed securities	—	778,322	—	778,322
Corporate bonds and other debt securities	52,966	733,143	—	786,109
Preferred stocks and other equity securities	12,590	58,425	—	71,015
Derivative assets	—	31,699	—	31,699
Total	$65,556	$2,312,861	$—	$2,378,417
Liabilities:
Derivative liabilities	$—	$29,949	$—	$29,949
Total	$—	$29,949	$—	$29,949

December 31, 2017	Level 1	Level 2	Level 3	Total
	(Dollars in thousands)
Assets:
U.S. Government agencies and sponsored enterprises obligations	$—	$42,838	$—	$42,838
U.S. Government agencies and sponsored enterprises mortgage-backed securities	—	595,237	—	595,237
State and municipal obligations	—	26,172	—	26,172
Asset-backed securities	—	610,546	—	610,546
Corporate bonds and other debt securities	55,970	699,933	—	755,903
Preferred stocks and other equity securities	12,954	77,153	—	90,107
Derivative assets	—	11,833	—	11,833
Total	$68,924	$2,063,712	$—	$2,132,636
Liabilities:
Derivative liabilities	$—	$11,833	$—	$11,833
Total	$—	$11,833	$—	$11,833
The Company's policy is to recognize transfers into or out of a level of the fair value hierarchy as of the end of the reporting period. There were no transfers of financial assets between levels of the fair value hierarchy during the three or nine months ended September 30, 2018.
The inputs used to determine the estimated fair value of loans include market conditions, loan term, underlying collateral characteristics and discount rates. The inputs used to determine fair value of OREO include market conditions, estimated marketing period or holding period, underlying collateral characteristics and discount rates.
For the three or nine months ended September 30, 2018, there was not a change in the methods or significant assumptions used to estimate fair value.
Financial Instruments Measured at Fair Value on a Non-Recurring Basis
The following is a description of the methodologies used to estimate the fair values of assets and liabilities measured at fair value on a non-recurring basis, and the level within the fair value hierarchy in which those measurements are typically classified.
Impaired loans and OREO—The carrying amount of collateral dependent impaired loans is typically based on the fair value of the underlying collateral, which may be real estate or other business assets, less estimated costs to sell. The carrying value of OREO is initially measured based on the fair value, less estimated cost to sell, of the real estate acquired in foreclosure and subsequently adjusted to the lower of cost or estimated fair value, less estimated cost to sell. Fair values of real estate collateral are typically based on real estate appraisals which utilize market and income valuation techniques incorporating both observable and unobservable inputs. When current appraisals are not available, the Company may use brokers’ price opinions, home price indices, or other available information about changes in real estate market conditions to adjust the latest appraised value available. These adjustments to appraised values may be subjective and involve significant management judgment. The fair value of collateral consisting of other business assets is generally based on appraisals that use market approaches to valuation, incorporating primarily unobservable inputs. Fair value measurements related to collateral dependent impaired loans and OREO are classified within level 3 of the fair value hierarchy.
The following table shows significant unobservable inputs used in the non-recurring fair value measurement of level 3 assets and liabilities:

Level 3 Assets:	September 30, 2018	December 31, 2017	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
(Dollars in thousands)
Impaired loans	$28,969	$6,153	Third party appraisals and discounted cash flows	Collateral discounts and discount rates	0% - 100% (7.1%)
Other real estate owned	10,534	14,906	Third party appraisals	Collateral discounts and estimated cost to sell	10%

The following table provides information about certain assets measured at fair value on a non-recurring basis:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in thousands)
Negative valuation adjustments:
Impaired loans	$122	$—	$1,715	$—
Foreclosed real estate	9	54	1,106	437
Impairment charges resulting from the non-recurring changes in fair value of the underlying collateral of impaired loans are included in the provision for loan losses in the Consolidated Statements of Income. Impairment charges resulting from the non-recurring changes in fair value of OREO are included in loan and other real estate related expenses in the Consolidated Statements of Income.
The carrying amounts and estimated fair values, as well as the level within the fair value hierarchy, of the Company’s financial instruments are as follows:

September 30, 2018	Carrying Value	Fair Value	Level 1	Level 2	Level 3
	(Dollars in thousands)
Financial Assets:
Cash and cash equivalents	$200,509	$200,509	$200,509	$—	$—
Available for sale debt securities	2,275,703	2,275,703	52,966	2,222,737	—
Preferred stocks and other equity securities	71,015	71,015	12,590	58,425	—
FHLB and other bank stock	65,847	65,847	—	65,847	—
Loans, net	9,263,660	9,185,518	—	—	9,185,518
Loans held for sale	980	980	—	980	—
Bank-owned life insurance	215,421	215,421	—	215,421	—
Derivative assets	31,699	31,699	—	31,699	—

Financial Liabilities:
Deposits	$10,156,115	$10,133,649	$—	$10,133,649	$—
Advances from the FHLB and other borrowings	825,558	853,004	—	853,004	—
Derivative liabilities	29,949	29,949	—	29,949	—

December 31, 2017	Carrying Value	Fair Value	Level 1	Level 2	Level 3
	(Dollars in thousands)
Financial Assets:
Cash and cash equivalents	$115,921	$115,921	$115,921	$—	$—
Available for sale debt securities	2,030,696	2,130,696	55,970	1,974,726	—
Preferred stocks and other equity securities	90,107	90,107	12,954	77,153	—
FHLB and other bank stock	56,881	56,881	—	56,881	—
Loans, net	7,930,639	7,877,094	—	—	7,877,094
Loans held for sale	12,736	12,736	—	12,736	—
Bank-owned life insurance	201,069	201,069	—	201,069	—
Derivative assets	11,833	11,833	—	11,833	—

Financial Liabilities:
Deposits	$8,673,927	$8,664,125	$—	$8,664,125	$—
Advances from the FHLB and other borrowings	749,113	740,941	—	740,941	—
Derivative liabilities	11,833	11,833	—	11,833	—
Certain financial instruments are carried at amounts that approximate fair value due to their short-term nature and generally negligible credit risk. Financial instruments for which fair value approximates the carrying amount at September 30, 2018 and December 31, 2017, include cash and cash equivalents.
The following methods and assumptions were used to estimate the fair value of each class of financial instruments. Estimates may differ from actual exit value as defined by ASC 820.
FHLB and Other Bank Stock:
FHLB and other bank stock can be liquidated only by redemption by the issuer, as there is no market for these securities. These securities are carried at par, which has historically represented the redemption price and is therefore considered to approximate fair value.
Loans:
Fair values for loans are based on a discounted cash flow methodology that considers various factors, including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan, whether or not the loan was amortizing and current discount rates. Loans are grouped together according to similar characteristics and are treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable credit risk and include adjustments for liquidity concerns. The ALL is considered a reasonable estimate of the required adjustment to fair value to reflect the impact of credit risk.
Loans Held for Sale:
Fair values of mortgage loans held for sale are based on commitments on hand from investors or prevailing market prices.
Bank-owned Life Insurance:
The Company holds life insurance policies on certain officers. The carrying value of these policies approximates fair value as it is based on the cash surrender value adjusted for other charges or amounts due that are probable at settlement.
Deposits:
The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using discounted cash flow analysis and using the rates currently offered for deposits of similar remaining maturities.

Advances from the FHLB and Other Borrowings:
The fair value of advances from the FHLB and other borrowings are estimated by discounting the future cash flows using the current rate at which similar borrowings with similar remaining maturities could be obtained.
NOTE 15. REVENUE RECOGNITION
On January 1, 2018, the Company adopted ASU No. 2014-09 “Revenue from Contracts with Customers (Topic 606)" and all subsequent ASUs that modified Topic 606. As stated in Note 1. "Summary of Significant Accounting Policies", the implementation of the new standard did not have a material impact on the measurement or recognition of revenue; as such, a cumulative effect adjustment to opening retained earnings was not deemed necessary. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts were not adjusted and continue to be reported in accordance with the Company's historic accounting under Topic 605.

Topic 606 does not apply to revenue associated with financial instruments, including revenue from loans and securities. In addition, certain noninterest income streams such as fees associated with financial guarantees, derivatives, transfers and servicing of loans and lease contracts are also not in scope of the new guidance. Topic 606 is applicable to noninterest revenue streams such as service charges and deposit related fees, interchange fees, merchant income and sales of other real estate owned. However, the recognition of these revenue streams did not change significantly upon adoption of Topic 606. Substantially all of the Company’s revenue is generated from contracts with customers. Noninterest revenue streams in-scope of Topic 606 are discussed below.

Service Charges and Fees
Service charges and fees consist of insufficient funds fees, continuous overdraft fees, monthly service charge fees, excessive transaction fees, stop payment fees and other deposit account related fees. Based on the Company's review of the depository contracts and the nature of these fees, the Company grouped the service charges and deposit-related fees embedded in the contracts into two distinct categories, either transactional or non-transactional fees.

Transactional Fees
With respect to transactional fees, the Company recognizes revenue at the time of service. The depository contracts with our customers stipulate that we will continue to provide services until the contract is terminated. Each party can immediately terminate the contract without compensating the other party for the termination (that is, there is no termination penalty). Since the duration of the depository contract doesn’t extend beyond the services already provided because either party can cancel the contract without compensating the other party, the relationship is, in effect, a day-to-day contract. Because the contract doesn’t extend beyond the services performed, the Company recognizes revenue at the time of service as there is no future contract under which to allocate consideration.

Non-Transactional Fees
With respect to monthly non-transactional fees, the Company recognizes revenue each month if it is entitled to the fee because the customer did not meet one of the agreed-upon criteria. Because the contract term does not extend beyond the services already provided (either party can immediately terminate the depository contract without compensating the other party), the Company will not need to make estimates about future monthly fees from a customer. Instead, the Company will recognize revenue for the maintenance fee if the customer does not meet one of the criteria and it would not recognize revenue for the maintenance fee if the customer meets one of the criteria.

Other Noninterest Income
Other noninterest income consists of debit card swipe fees, foreign ATM fees, merchant services revenue, referral income, check printing fees, early withdraw fees, collection fees, wire transfer fees, gain (loss) on sale of other real estate owned, and other miscellaneous fees.

Debit card swipe fees are triggered by cardholder usage and are earned when the customer chooses “debit or credit” at the point of sale. The Bank receives a fee from the network (Interlink, STAR, and PLUS). The VISA international fee is earned when a customer uses a debit card overseas. ATM fees are primarily generated when a Company cardholder uses a non-Company ATM or a non-Company cardholder uses a Company ATM. Merchant services income mainly represents fees charged to merchants to process their debit and credit card transactions, in addition to account management fees. Referral fees are earned by either (i) matching a bank customer with a vendor’s credit card where the bank is paid a fee for each approved credit card application, or (ii) refer a customer to a third party for investment services. Check printing fees and other deposit account related fees are largely transactional based, and therefore, the Company’s performance obligation is satisfied, and related revenue recognized, when the services are rendered or upon completion.

The Company records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When the Company finances the sale of OREO to the buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the OREO asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer. In determining the gain or loss on the sale, the Company adjusts the transaction price and related gain (loss) on sale if the Company financing is not at a market rate.

The following table presents noninterest income, segregated by revenue streams in-scope and out-of-scope of Topic 606, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollars in thousands)
Noninterest Income
In-scope of Topic 606:
NSF/OD Fees	$416	$328	$1,149	$1,113
Fees on deposit accounts	850	613	2,354	1,645
Service charges and fees	1,266	941	3,503	2,758
ATM and debit card income	261	551	1,571	1,762
Safe deposit box	19	18	70	67
Merchant revenue	214	188	633	531
Ancillary fees and income	195	88	457	266
CD custody income and fees	161	—	384	—
Misc other income	100	134	581	3,922
Gain (loss) on sales of other real estate owned	(70)	(143)	43	(121)
Noninterest Income (in-scope of Topic 606)	$2,146	$1,777	$7,242	$9,185
Out-of-scope of Topic 606:
Gain (loss) on sale of loans	$142	$1,233	$92	$2,199
Gain (loss) on sale of fixed assets	(24)	6	(13)	7
Loan and other fees	5,043	2,831	13,261	8,374
Bank-owned life insurance income	1,439	1,422	4,228	4,250
Income from resolution of acquired assets	202	466	603	1,548
Gain (loss) on investment securities	(184)	690	(1,472)	1,722
Noninterest Income (out-of-scope of Topic 606)	6,618	6,648	16,699	18,100
Total noninterest income	$8,764	$8,425	$23,941	$27,285

Contract Balances
A contract asset balance occurs when an entity performs a service for a customer before the customer pays consideration (resulting in a contract receivable) or before payment is due (resulting in a contract asset). A contract liability balance is an entity’s obligation to transfer a service to a customer for which the entity has already received payment (or payment is due) from the customer. The Company’s noninterest revenue streams are largely based on transactional activity, or standard month-end revenue accruals. Consideration is often received immediately or shortly after the Company satisfies its performance obligation and revenue is recognized. The Company does not typically enter into long-term revenue contracts with customers, and therefore, does not experience significant contract balances. As of September 30, 2018 and December 31, 2017, the Company did not have any significant contract balances.

Contract Acquisition Costs
In connection with the adoption of Topic 606, an entity is required to capitalize, and subsequently amortize into expense, certain incremental costs of obtaining a contract with a customer if these costs are expected to be recovered. The incremental costs of obtaining a contract are those costs that an entity incurs to obtain a contract with a customer that it would not have incurred if the contract had not been obtained (for example, sales commission). The Company utilizes the practical expedient which allows entities to immediately expense contract acquisition costs when the asset that would have resulted from capitalizing these costs would have been amortized in one year or less. Upon adoption of Topic 606, the Company did not capitalize any contract acquisition cost.
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis is intended to assist readers in understanding the financial condition and results of operations of the Company during the three and nine months ended September 30, 2018 and should be read in conjunction with the consolidated financial statements and notes thereto included in this report on Form 10-Q and the Company’s Annual Report on Form 10-K filed for the year ended December 31, 2017 with the SEC.
In this report, unless the context suggests otherwise, references to “FCB Financial Holdings,” “the Company,” “we,” “us,” and “our” mean the business of FCB Financial Holdings, Inc. and its wholly-owned subsidiaries, Florida Community Bank, National Association, and its consolidated subsidiaries and Floridian Custody Services, Inc.; and references to “the Bank” refer to Florida Community Bank, National Association, and its consolidated subsidiaries. References to our Class A Common Stock refer to our Class A voting common stock, par value $0.001 per share; references to our Class B Common Stock refer to our Class B non-voting common stock, par value $0.001 per share; and references to our common stock include, collectively, our Class A Common Stock and our Class B Common Stock.
Cautionary Note Regarding Forward-Looking Information
This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and future performance of the Company. We generally identify forward looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this report are based on our historical performance or on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with any other cautionary statements that are included elsewhere in this report. We do not undertake any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements including, but not limited to, those factors described under “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.
You should read this report and the documents that we reference in this report and have filed as exhibits to various reports and registration statements that we have filed with the SEC completely and with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect and that these differences may be material.
Critical Accounting Policies
We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and conform to the accounting and reporting guidelines prescribed by bank regulatory authorities. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. The more critical accounting estimates and reporting policies include accounting for the ALL, determining fair value of financial instruments, valuation of goodwill and intangible assets, income taxes and the valuation of assets acquired and liabilities assumed in business combinations. Accordingly, the Company’s critical accounting estimates are discussed in detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K.